Exhibit 10.20

Schedule of Grants Made Under Form of 2012-2014 Performance Share Agreement

Name	Title	Target Shares

Christopher O’Donnell	President and Chief Executive Officer	46,200
Diana Purcel	Chief Financial Officer and Secretary	25,000